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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                FILE NO.333-31024


                PRICING SUPPLEMENT NO. 7 DATED NOVEMBER 27, 2002
               (TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2002,
                   PROSPECTUS SUPPLEMENT DATED AUGUST 7,2001,
                  PROSPECTUS SUPPLEMENT DATED JANUARY 26, 2001
                      AND PROSPECTUS DATED MARCH 3, 2000)

                      AMERICAN INTERNATIONAL GROUP, INC.

                         SERIES F, MEDIUM TERM NOTES

                               FIXED RATE NOTE

                   DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                               ----------------
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
Original Issue Date: December 2, 2002               Purchasing Agent: Wachovia Securities, Inc.

Specified Currency: U.S. Dollars                    Purchasing Agent's Discount or
                                                    Commission (%):  0.25%
Principal Amount:   $200,000,000
                                                    Net Proceeds to the Company(%): 99.602%
Book Entry: Yes-DTC CUSIP #: 02687QBB3
                                                    Redemption Commencement Date (if any): N/A
Certificated: N/A
                                                    Redemption Prices: N/A
Interest Rate: 2.85% per annum
                                                    Full Defeasance: Applies
Stated Maturity:  December 1, 2005
                                                    Covenant Defeasance: Applies
Issue Price (as a percentage of
principal amount):    99.852%                       Interest Payment Dates: June 1 and
                                                    December 1, commencing June 1, 2003
Selling Agent:  N/A

Selling Agent's Commission (%): N/A                 Regular Record Dates: May 15 and November 15


        "N/A" means not applicable.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE  SECURITIES COMMISSION HAS APPROVED OR
DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

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